FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF

OCTOBER 12, 2007

AMONG

SOUTHWESTERN ENERGY COMPANY,

AS BORROWER,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

FIRST AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) dated as of October 12, 2007, is by and among SOUTHWESTERN ENERGY COMPANY, a Delaware corporation (the “Borrower”); each of the lenders that is a signatory hereto (the “Lenders”); and JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS:

A.

The Borrower, the Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of February 9, 2007 (the “Credit Agreement”), pursuant to which the Lenders have made certain loans and credit available to and on behalf of the Borrower under a multi-year revolving credit facility.

B.

The Borrower has requested and the Administrative Agent and the Lenders have agreed to, among other things, amend the Credit Agreement to (i) increase the “accordion” feature of Section 2.6.3 from and after the date hereof to $500,000,000, resulting in a maximum Aggregate Commitment of $1,250,000,000 and (ii) permit certain additional Subsidiary guaranties.

C.

Concurrent herewith, the Borrower and certain of the Lenders have delivered to the Administrative Agent the documents required under Section 2.6.3 of the Credit Agreement to increase the Aggregate Commitment to $1,000,000,000.  The Lenders have acknowledged the present increase of the Aggregate Commitment to $1,000,000,000.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

Section 1.

Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2.

Amendments to Credit Agreement.

2.1

Amendment to Section 1.1.

(a)

The following term, as defined in Section 1.1 of the Credit Agreement, is hereby amended and restated in its entirety to read as follows:

“Agreement” means this amended and restated credit agreement, as amended by the First Amendment, as the same may be further amended or modified and in effect from time to time.

(b)

Section 1.1 of the Credit Agreement is hereby further amended by adding thereto the following new definition, in its appropriate alphabetical order, to read in its entirety as follows:

“First Amendment” means that certain First Amendment to Second Amended and Restated Credit Agreement dated as of October 12, 2007, among the Borrower, the Administrative Agent and the Lenders.

2.2

Amendment to Section 2.6.3.  Section 2.6.3 is hereby amended and restated in its entirety to read as follows:

"The Borrower may, from time to time (but no more than twice in any one calendar year), by means of a letter delivered to the Administrative Agent substantially in   the form of Exhibit H, request that the Aggregate Commitment be increased by up to   $500,000,000 in the aggregate (resulting in a maximum total Aggregate Commitment of   $1,250,000,000) by (i) increasing the Commitment of one or more Lenders which have   agreed to such increase in their sole and absolute discretion and/or (ii) adding one or   more commercial banks or other Persons as a party hereto (each an “Additional Lender”)   with a Commitment in an amount agreed to by any such Additional Lender; provided that   no Additional Lender shall be added as a party hereto without the written consent of the   Administrative Agent, the Issuer and the Swing Line Lender (which consents shall not be   unreasonably withheld or delayed) or if an Unmatured Default or a Default exists.  Any   increase in the Aggregate Commitment pursuant to this Section 2.6.3 shall be effective   three Business Days after the date on which the Administrative Agent, the Issuer and the   Swing Line Lender have approved the applicable increase letter in the form of Annex 1 to   Exhibit H (in the case of an increase in the Commitment of an existing Lender) or   assumption letter in the form of Annex 2 to Exhibit H (in the case of the addition of a   commercial bank or other Person as a new Lender).  The Administrative Agent shall   promptly notify the Borrower and the Lenders of any increase in the amount of the   Aggregate Commitment pursuant to this Section 2.6.3 and of the Commitment of each   Lender after giving effect thereto.  The parties hereto agree that, notwithstanding any   other provision of this Agreement, the Administrative Agent, the Borrower, each   Additional Lender and each increasing Lender, as applicable, may make arrangements   satisfactory to such parties to cause an Additional Lender or an increasing Lender to   temporarily hold risk participations in the outstanding Advances of the other Lenders   (rather than fund its Percentage of all outstanding Loans concurrently with the applicable   increase) with a view toward minimizing breakage costs and transfers of funds in   connection with any increase in the Aggregate Commitment.  The Borrower   acknowledges that if, as a result of a non-pro-rata increase in the Aggregate   Commitment, any Eurodollar Loans are prepaid or converted (in whole or in part) on a   day other than the last day of an Interest Period therefor, then such prepayment or   conversion shall be subject to the provisions of Section 3.4.”

2.3

Amendment to Section 6.3.4(b).  Section 6.3.4(b) is hereby amended and restated in its entirety to read as follows:

“(b)

all other Subsidiaries (excluding (i) Indebtedness outstanding on the date hereof and renewals, extensions and refinancings thereof so long as the principal amount thereof is not increased, (ii) Indebtedness to the Borrower or another Wholly-Owned Subsidiary, (iii) Indebtedness under the Subsidiary Guaranty and (iv) any guaranty of Indebtedness of the Borrower) to exceed $50,000,000.”

2.4

Amendment to Section 8.2(iv).  Section 8.2(iv) is hereby amended and restated in its entirety to read as follows:

“(iv)

Amend Section 2.6.3, the last paragraph of Section 6.3.1 or this Section 8.2.”

2.5

Amendment to Schedule 1A.  Schedule 1A attached to the Credit Agreement at the time of its execution is hereby amended and restated in its entirety to read as set forth on Schedule 1A attached hereto.

Section 3.

Conditions Precedent to Effectiveness.  The provisions of this First Amendment shall become effective as of the date hereof when the Administrative Agent shall have received counterparts hereof duly executed by the Borrower and the Required Lenders, except in the case of Section 2.4 hereof, which shall not become effective unless and until counterparts of all of the Lenders have been received by the Administrative Agent (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).

Section 4.

Reaffirmation of Representations and Warranties.  To induce the Lenders, the Administrative Agent and the Issuer to enter into this First Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties in their entirety contained in Article V of the Credit Agreement and in all other documents executed pursuant thereto (except to the extent such representations and warranties relate solely to an earlier date).

Section 5.

Reaffirmation of Credit Agreement.  The provisions of this First Amendment shall amend the Credit Agreement when the applicable conditions precedent set forth in Section 3 hereof have been satisfied, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement, as amended hereby.

Section 6.

Governing Law; Entire Agreement.  This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Texas.  The Credit Agreement, as amended by this First Amendment, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

Section 7.

Severability of Provisions.  Any provision in this First Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this First Amendment are declared to be severable.

Section 8.

Counterparts.  This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this First Amendment by signing any such counterpart.

Section 9.

Headings.  Article and section headings in this First Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this First Amendment.

Section 10.

Successors and Assigns.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this First Amendment as of the date first above written.

BORROWER:	SOUTHWESTERN ENERGY COMPANY
	By:	/s/ GREG D. KERLEY
	Name:	Greg Kerley
	Title:	Executive Vice President and
Chief Financial Officer

Signature Page 1

to

First Amendment to Second Amended and Restated Credit Agreement

AGENTS AND LENDERS:	JPMORGAN CHASE BANK, N.A. as Administrative Agent, as Swing LineLender, as Issuer and as a Lender
	By:	/s/ ROBERT TRABAND
	Name:	Robert W. Traband
	Title:	Executive Director

Signature Page 2

to

First Amendment to Second Amended and Restated Credit Agreement

SUNTRUST BANK, as Syndication Agent and as a Lender
By:	/s/ JAMES WARREN
Name:	James Warren
Title:	Managing Director

Signature Page 3

to

First Amendment to Second Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as Co-Documentation Agent and as a Lender
By:	/s/ JASON YORK
Name:	Jason S. York
Title:	Authorized Signatory

Signature Page 4

to

First Amendment to Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Co-Documentation Agent and as a Lender
By:	/s/ STEPHEN J. HOFFMAN
Name:	Stephen J. Hoffman
Title:	Managing Director

Signature Page 5

to

First Amendment to Second Amended and Restated Credit Agreement

THE ROYAL BANK OF SCOTLAND plc, as Co-Documentation Agent and as a Lender
By:	/s/ DAVID SLYE
Name:	David Slye
Title:	Vice President

Signature Page 6

to

First Amendment to Second Amended and Restated Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. - HOUSTON AGENCY, as Managing Agent and as a Lender
By:	/s/ KELTON GLASSCOCK
Name:	Kelton Glasscock
Title:	Vice President and Manager

Signature Page 7

to

First Amendment to Second Amended and Restated Credit Agreement

BMO CAPITAL MARKETS FINANCING, INC., as Managing Agent and as a Lender
By:	/s/ GUMARO TIJERINA
Name:	Gumaro Tijerina
Title:	Vice President

Signature Page 8

to

First Amendment to Second Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as Managing Agent and as a Lender
By:	/s/ ANDREW J. WATSON
Name:	Andrew J. Watson
Title:	Vice President

Signature Page 9

to

First Amendment to Second Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Co-Agent and as a Lender
By:	/s/ KATHRYN A. GAITER
Name:	Kathryn A. Gaiter
Title:	Vice President

Signature Page 10

to

First Amendment to Second Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as Co-Agent and as a Lender
By:	/s/ THOMAS RAJAN
Name:	Thomas Rajan
Title:	Director

Signature Page 11

to

First Amendment to Second Amended and Restated Credit Agreement

COMERICA BANK
By:	/s/ JULI BIESER
Name:	Juli Bieser
Title:	Senior Vice President

Signature Page 12

to

First Amendment to Second Amended and Restated Credit Agreement

MIZUHO CORPORATE BANK, LTD., as Managing Agent and as a Lender
By:	/s/ RAYMOND VENTURA
Name:	Raymond Ventura
Title:	Deputy General Manager

Signature Page 13

to

First Amendment to Second Amended and Restated Credit Agreement

COMPASS BANK
By:	/s/ DOROTHY MARCHAND
Name:	Dorothy Marchand
Title:	Senior Vice President

Signature Page 14

to

First Amendment to Second Amended and Restated Credit Agreement

ARVEST BANK
By:	/s/ CRAIG A. SHY
Name:	Craig A. Shy
Title:	Senior Vice President

Signature Page 15

to

First Amendment to Second Amended and Restated Credit Agreement

CAPITAL ONE NATIONAL ASSOCIATION
By:	/s/ PAUL HEIN
Name:	Paul Hein
Title:	Vice President

Signature Page 16

to

First Amendment to Second Amended and Restated Credit Agreement

BANK OF ARKANSAS, N.A.
By:	/s/ JEFFREY R. DUNN
Name:	Jeffrey R. Dunn
Title:	President and CEO

Signature Page 17

to

First Amendment to Second Amended and Restated Credit Agreement

SCHEDULE 1A
COMMITMENTS

Lender	Amount of Commitment
JPMorgan Chase Bank, N.A.	$100,000,000
SunTrust Bank	$100,000,000
Royal Bank of Canada	$95,000,000
Bank of America, N.A.	$95,000,000
The Royal Bank of Scotland plc	$95,000,000
Mizuho Corporate Bank, Ltd.	$90,000,000
BMO Capital Markets Financing, Inc.	$90,000,000
The Bank of Tokyo – Mitsubishi UFJ, Ltd. – Houston Agency	$55,000,000
Wells Fargo Bank, N.A.	$55,000,000
U.S. Bank National Association	$40,000,000
KeyBank National Association	$40,000,000
Comerica Bank	$30,000,000
Compass Bank	$40,000,000
Arvest Bank	$25,000,000
Capital One, N.A.	$40,000,000
Bank of Arkansas, N.A.	$10,000,000
Aggregate Commitment	$1,000,000,000

Schedule 1A

to

First Amendment to Second Amended and Restated Credit Agreement